EXHIBIT 2

                                Irrevocable Proxy

      This Proxy is irrevocable (during the term of the Voting Agreement, as hereinafter defined), is coupled with an interest and is granted in connection with, and as security for, the Voting Agreement, dated as of the date hereof (the "Voting Agreement"), between Electro Scientific Industries, Inc., an Oregon corporation (the "Company"), and each of the undersigned Owners of shares of capital stock of the Company (each, a "Shareholder"). This Proxy shall remain in effect for so long as the Voting Agreement remains in effect. Capitalized terms used in this Proxy and not otherwise defined shall have the meanings set forth in the Voting Agreement.

      With respect to any and all meetings of the shareholders of the Company (however called) and any and all written actions by consent of shareholders of the Company during the term of the Voting Agreement, each Shareholder, hereby irrevocably (to the fullest extent permitted by law) appoints and constitutes the Chief Executive Officer and the Chief Financial Officer of the Company, and each of them, the attorneys and proxies of the Shareholder, with full power of substitution and resubstitution, to the full extent of the Shareholder's rights with respect to those shares of the capital stock of the Company now Owned or hereafter Owned by the Shareholder that constitute Excess Shares as of the record date with respect to such meeting or consent. Upon the execution of this Proxy, all prior proxies given by each Shareholder with respect to any of the Excess Shares are hereby revoked, and the Shareholder agrees that no subsequent proxies will be given with respect to any of the Excess Shares. Each Shareholder acknowledges and agrees that any subsequent proxy given by the Shareholder with respect to any shares of the capital stock of the Company Owned by the Shareholder as of the record date for any meeting of the shareholders of the Company (however called) or any written action by consent of shareholders of the Company shall apply only to such of those shares that are not Excess Shares as of such record date. Each Shareholder further acknowledges and agrees that any statement in any such subsequent proxy to the effect that such proxy revokes any proxy or proxies previously given shall not apply to revoke this Proxy given with respect to Excess Shares, as this Proxy is irrevocable (during the term of the Voting Agreement). If a Shareholder is not the "beneficial owner" of the Excess Shares (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934), the Shareholder acknowledges and agrees that this Proxy is authorized by the beneficial owner of such Excess Shares.

      During the term of the Voting Agreement, the attorneys and proxies named above will be empowered, and may exercise this Proxy, to vote any Excess Shares Owned by any of the undersigned, at any meeting of the shareholders of the Company (however called) and in connection with any written action by consent of shareholders of the Company, in accordance with the recommendation of the Company's Board of Directors. For example and not by way of limitation, if during the term of the Voting Agreement the Company's Board of Directors recommends that shareholders of the Company vote in favor of a certain proposal to be presented at any such meeting and against a certain other proposal to be presented at such meeting, then the attorneys and proxies named above will be empowered, and may exercise this Proxy, to vote any Excess Shares Owned by any of the undersigned in favor of the former proposal and against the latter proposal. If no Shareholder is the record owner of any such Excess Shares, the Shareholders hereby authorize the attorneys and proxies named above to instruct each record owner of the Excess Shares to vote the Excess Shares, at any meeting of the shareholders of the

Company (however called) and in connection with any written action by consent of shareholders of the Company, in accordance with the recommendation of the Company's Board of Directors.

      Each Shareholder may vote all shares of the capital stock of the Company Owned by the Shareholder that are not Excess Shares, and the attorneys and proxies named above may not exercise this Proxy with respect to any such shares that are not Excess Shares.

      This Proxy shall be binding upon the heirs, estate, executors, personal representatives, successors and assigns of each Shareholder.

      Any term or provision of this Proxy that is invalid or unenforceable in any situation in any jurisdiction shall not affect the validity or enforceability of the remaining terms and provisions hereof or the validity or enforceability of the offending term or provision in any other situation or in any other jurisdiction. If the final judgment of a court of competent jurisdiction declares that any term or provision hereof is invalid or unenforceable, each Shareholder agrees that the court making such determination shall have the power to limit the term or provision, to delete specific words or phrases, or to replace any invalid or unenforceable term or provision with a term or provision that is valid and enforceable and that comes closest to expressing the intention of the invalid or unenforceable term or provision, and this Proxy shall be enforceable as so modified. In the event such court does not exercise the power granted to it in the prior sentence, each Shareholder agrees to replace such invalid or unenforceable term or provision with a valid and enforceable term or provision that will achieve, to the extent possible, the economic, business and other purposes of such invalid or unenforceable term.

      Dated: December 8, 2008

                              THE D3 FAMILY FUND, L.P.


                              By:  Nierenberg Investment Management
                                   Company, Inc.
                              Its: General Partner

                              By:  /s/ David Nierenberg
                                 -----------------------------------------------
                                   David Nierenberg, President

                              THE D3 FAMILY BULLDOG FUND, L.P.


                              By:  Nierenberg Investment Management
                                   Company, Inc.
                              Its: General Partner

                              By: /s/ David Nierenberg David
                                 -----------------------------------------------
                                 Nierenberg, President

                              THE D3 FAMILY CANADIAN FUND, L.P.

                              By:  Nierenberg Investment Management
                                   Company, Inc.
                              Its: General Partner

                              By:  /s/ David Nierenberg
                                 -----------------------------------------------
                                   David Nierenberg, President

                              THE DIII OFFSHORE FUND, L.P.

                              By:  Nierenberg Investment Management
                                   Offshore, Inc.
                              Its: General Partner


                              By:  /s/ David Nierenberg
                                 -----------------------------------------------
                                   David Nierenberg, President


                              NIERENBERG INVESTMENT MANAGEMENT COMPANY, INC.


                              By:  /s/ David Nierenberg
                                 -----------------------------------------------
                                   David Nierenberg, President


                              NIERENBERG INVESTMENT MANAGEMENT OFFSHORE, INC.


                              By:  /s/ David Nierenberg
                                 -----------------------------------------------
                                   David Nierenberg, President


                                   /s/ David Nierenberg
                              --------------------------------------------------
                              David Nierenberg


                                       3